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Exhibit 23.1

[Letterhead of Eide Bailly LLP]

CONSENT OF INDEPENDENT AUDITOR

        We hereby consent to the inclusion, in Post-Effective Amendment No. 2 to Form SB-2, of our audit report on the financial statements of East Kansas Agri-Energy, L.L.C. as of and for the period ended December 31, 2002, as part of Post-Effective Amendment No. 2 to East Kansas Agri-Energy, L.L.C.'s Registration Statement on Form SB-2, and to the reference to our firm therein.

/s/ Eide Bailly LLP
Bloomington, Minnesota
January 27, 2004

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CONSENT OF INDEPENDENT AUDITOR